UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 3, 2021
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
145 Broadway
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

June 3, 2021, in a planned transition, the board of directors (the “Board of Directors”) of Akamai Technologies, Inc. (the “Company” or “Akamai”) named Laura Howell Principal Accounting Officer of the Company, effective immediately. In this role, Ms. Howell serves as the Company’s principal accounting officer, a function previously performed by Akamai’s Chief Financial Officer, Edward McGowan. Mr. McGowan continues in his roles as Executive Vice President & Chief Financial Officer and as principal financial officer of the Company.

Ms. Howell, age 42, joined Akamai in July 2013. After initially serving in director-level roles at the Company, she was Akamai’s Controller from April 2016 until June 2019. From October 2017 to June 2019, she also held a Senior Director title. From July 2019 until her appointment on June 3, 2021, Ms. Howell served as the Company’s Vice President of Corporate Finance. Ms. Howell holds a master’s degree in accounting and began her career in public accounting at Deloitte. She is also a certified public accountant in the Commonwealth of Massachusetts.

Ms. Howell is not party to any related party transactions with the Company requiring disclosure under Regulation S-K 404(a). There are no family relationships between Ms. Howell and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no arrangements or understandings between Ms. Howell and any other person pursuant to which she was appointed principal accounting officer.

In connection with her appointment, Ms. Howell is eligible to receive a base salary and participate in the Company’s annual employee cash incentive bonus program. On June 2, 2021, the Talent, Leadership & Compensation Committee of the Board of Directors also approved a grant to her of restricted stock units (“RSUs”) under the Amended & Restated Plan (as defined below), having a grant date value of $75,000; such RSUs vest over a three-year period from the date of grant, which is expected to be the second day following the Company’s public release of its second quarter 2021 financial results. Ms. Howell is also eligible to participate in the Company’s Executive Severance Plan. Such plan was previously filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to a Current Report on Form 8-K on October 2, 2019.

(e)

At the annual meeting of stockholders of the Company held on June 3, 2021 (the “Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Akamai Technologies, Inc. 2013 Stock Incentive Plan (the “Amended & Restated Plan”), which had previously been adopted by the Board of Directors subject to stockholder approval. The amendment and restatement increased the number of shares available for grant under the Amended & Restated Plan by 3,000,000, extended the expiration date of the plan to June 3, 2031, and consolidated all prior amendments previously approved by the Board of Directors and stockholders.

The description of the Amended & Restated Plan contained on pages 82 to 100 of the Company’s Proxy Statement for the Annual Meeting, filed with the Commission on April 23, 2021, is incorporated herein by reference. A complete copy of the Amended & Restated Plan is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, four items of business were acted upon by stockholders. There were 163,262,088 shares of the Company’s common stock eligible to vote, and 134,972,129 shares present in person or by proxy at the Annual Meeting.

1.The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2022 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Sharon Bowen	126,650,788	254,709	57,724	8,008,908
Marianne Brown	125,946,349	959,189	57,683	8,008,908
Monte Ford	124,447,091	2,447,561	68,569	8,008,908
Jill Greenthal	124,293,555	2,611,919	57,747	8,008,908
Dan Hesse	124,693,280	2,204,973	64,968	8,008,908
Tom Killalea	126,638,959	259,377	64,885	8,008,908
Tom Leighton	126,673,770	218,975	70,476	8,008,908
Jonathan Miller	121,943,788	4,932,755	86,678	8,008,908
Madhu Ranganathan	103,912,074	22,976,440	74,707	8,008,908
Ben Verwaayen	123,732,345	3,153,395	77,481	8,008,908
Bill Wagner	124,906,961	1,979,685	76,575	8,008,908

2.The amendment and restatement of the Akamai Technologies, Inc. 2013 Stock Incentive Plan was approved

.

For	115,161,943
Against	11,705,815
Abstain	95,463
Broker Non-Votes	8,008,908

3.A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For	112,161,211
Against	14,646,891
Abstain	155,119
Broker Non-Votes	8,008,908

4.The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021 was ratified.

For	125,422,700
Against	9,492,138
Abstain	57,291

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Akamai Technologies, Inc. 2013 Stock Incentive Plan
104	Cover page interactive data file (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Aaron Ahola
Aaron Ahola, Executive Vice President, General Counsel and Corporate Secretary